                                                                       EXHIBIT 4



                                 March 29, 1994

Bank of America NT & SA
Global Escrow Depository Services
One Embarcadero Center, Fifth Floor
San Francisco, California  94111

Attention:       Betty Deichler
                 Vice President

     Re:         Grubb & Ellis Company
                 Cash Collateral Account Agreement


Ladies and Gentlemen:

                 Reference is made to (i) a certain Loan and Security Agreement dated as of March 29, 1994 (as amended, supplemented or otherwise modified from time to time, the "Warburg Loan Agreement"), by and between Grubb & Ellis Company, a Delaware corporation ("Company"), and Warburg, Pincus Investors, L.P., a Delaware limited partnership ("Warburg" or "Lender"), and (ii) a certain Senior Note, Subordinated Note and Revolving Credit Note Agreement dated as of November 2, 1992, as modified by a certain Modification to Note and Security Agreement dated as of the date hereof (the "Prudential Loan Agreement" and sometimes collectively referred to herein with the Warburg Loan Agreement, the "Loan Agreements"), by and between Company and The Prudential Insurance Company of America, a New Jersey corporation ("Prudential" or "Lender," and sometimes collectively referred to herein with Warburg, "Lenders").


                 This letter agreement (as amended, supplemented or otherwise modified from time to time, this "Agreement") sets forth and confirms (x) the agreements among Company, Lenders and Bank of America NT & SA ("Bank") with respect to the administration of the account maintained by Company with Bank and identified as of the date hereof as "Bank of America as Escrow Agent under Escrow Number 2337" (together with any successor, replacement or substitute account(s), the "Cash Collateral Account"), and (y) certain of the agreements between Company and Lenders with respect to the ownership and control of the Cash Collateral Account





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Bank of America NT & SA
March 29, 1994
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and the funds deposited therein.  The funds to be received by Bank are received in trust for the benefit of Lenders, are held by Bank as agent for Lenders and are for application against Company's obligation to each Lender under the applicable Loan Agreements, pursuant to the terms hereof.

                 1. This Agreement shall serve as notice from Lenders to Bank, and Bank hereby acknowledges receipt of such notice, of Lenders' security interest in the Cash Collateral Account and in any and all monies, instruments and other amounts from time to time held therein or credited thereto (such amounts, collectively, the "Cash Collateral"). Bank confirms to Lenders that it has received no notice of any other pledge or assignment of or lien or security interest in the Cash Collateral Account or the Cash Collateral as of the date hereof and agrees to promptly notify Lenders upon receipt of any such notice. Bank acknowledges that the funds in the Cash Collateral Account are held in trust for the benefit of Lenders.

                 2. So long as Bank has not received a Notice of Blockage (as defined below) from either Lender, Company shall have the right to withdraw Cash Collateral from the Cash Collateral Account, subject at all times to the rules and regulations of Bank and to all applicable laws. Bank shall remit to Company all available funds in the Cash Collateral Account on a daily basis as instructed in writing by Company; provided, however, that (a) any transfer of Cash Collateral made at Company's request shall only be made by Bank to another account maintained by and on behalf of Company, and (b) no payments (whether by check, wire transfer or otherwise) shall be made to any third party directly from the Cash Collateral Account. Company acknowledges and agrees that, as between Company and Lenders, Company's right to withdraw and utilize Cash Collateral shall, in addition to the terms and conditions of this Agreement, at all times be subject to the terms and conditions of the Loan Agreements. As used in this Agreement, the term "Notice of Blockage" means (a) a written notice to Bank from either Lender ("Notifying Lender") stating that
(i) an Event of Default under (and as defined in) the applicable Loan Agreement has occurred and is continuing, (ii) Company will no longer have any access to, or any right to withdraw Cash Collateral from, the Cash Collateral Account, and
(iii) a copy of such notice has been delivered to Company and the other Lender. Each Lender agrees to deliver to Company and to the other Lender a copy of any Notice of Blockage concurrently with the delivery thereof to Bank.

                 3. Company agrees that it will not deposit or permit to be deposited to the Cash Collateral Account any monies other than proceeds of the Loan (as defined in the Warburg Loan Agreement) and amounts in respect of Brokerage Commissions (as defined below). The Cash Collateral Account will not, under any circumstances be subject to deductions, set-off,





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Bank of America NT & SA
March 29, 1994
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banker's lien, recoupment, counterclaim, chargeback or any other right in favor of any person other than Lenders, except that (i) Bank shall retain all of its present and future rights, whether described as rights of set-off, banker's lien, recoupment, counterclaim, chargeback or otherwise, with respect to items deposited to the Cash Collateral Account which are returned unpaid or otherwise returned to Bank for any reason, and (ii) all charges incurred in connection with the operation and maintenance of the Lockbox (as defined below) and the Cash Collateral Account shall be charged against the Cash Collateral Account. Bank's fee schedule is attached hereto as Annex A.

                 4. Company has established with Bank a lockbox (together with any successor, replacement or substitute lockbox, the "Lockbox"), the address of which is "Grubb & Ellis Company, in care of Bank of America, 1455 Market Street, San Francisco, California 94103, file number 72654." Company shall instruct each of its Brokers (as defined below) to deposit directly to the Lockbox all payments in respect of all commercial real estate fees and commissions due to Company or any of its subsidiaries in connection with the commercial real estate brokerage operations of Company and its subsidiaries ("Brokerage Commissions"). "Brokers" shall mean Company's brokers of record, whether employees of Company or any of its subsidiaries, independent contractors or otherwise; provided, however, that with respect to Brokerage Commissions generated in connection with the services or operations of Grubb & Ellis Asset Services Corporation, the broker of record shall be the President of Grubb & Ellis Asset Services Corporation. Pursuant to a lockbox service agreement, Bank shall deposit once each Business Day (as defined below) all Brokerage Commissions delivered into the Lockbox to the Cash Collateral Account (in the same form as received, with any necessary endorsements). In addition, Company shall promptly deposit any and all Brokerage Commissions received directly by Company or any of its subsidiaries (in the same form as received, with any necessary endorsements) to either the Lockbox or the Cash Collateral Account.

                 5. On and after Bank's receipt of a Notice of Blockage from Notifying Lender, Company shall (unless and until Bank is otherwise notified by Notifying Lender in writing) no longer have access to the Cash Collateral Account or any right of withdrawal thereunder, and the Cash Collateral Account and all withdrawals therefrom shall be subject to the provisions of paragraph 6.

                 6. On and after Bank's receipt of a Notice of Blockage from Notifying Lender:





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Bank of America NT & SA
March 29, 1994
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                          (a)     Bank shall immediately change the name on the
         Cash Collateral Account to "Bank of America as Escrow Agent under Escrow Number 2337 for the joint benefit of Warburg, Pincus Investors, L.P. and The Prudential Insurance Company of America, as Lenders (Deposits Made by or for the Account of Grubb & Ellis Company)," and the Cash Collateral Account will be subject to written instruction to Bank as designated by Warburg only. As between Lenders, each Lender's rights, interest in, and obligations and remedies with respect to the Cash Collateral Account shall be determined pursuant to an Intercreditor Agreement dated as of the date hereof, by and between Warburg and Prudential, and acknowledged by Company, as amended, supplemented or otherwise modified from time to time.

                          (b) All amounts received by Bank for deposit in the Cash Collateral Account, whether in the form of currency, checks, wire transfers or otherwise, shall be credited to the Cash Collateral Account in total on each Business Day. Bank may supply Company's endorsement on checks received by it by endorsing them "Credited to the account of the within payee," and will present them for payment through the customary collection procedures and subject to the terms of Bank's rules and regulations and all applicable laws covering the handling of items deposited with it. Bank will remit to Warburg available funds in the Cash Collateral Account on a daily basis on each Business Day (or otherwise as agreed to by Warburg and Bank), by means of federal wire transfer or otherwise, in each case as directed in writing by Warburg.

                          (c)(i) All funds in the Cash Collateral Account will be under the sole and exclusive dominion and control of Warburg, (ii) the Cash Collateral Account and any funds then or thereafter on deposit therein shall be the exclusive property of Lenders, (iii) Company shall have no further interest in or control of the Cash Collateral Account or such funds, and (iv) such funds will not be subject to deductions, set-off, banker's lien, recoupment, counterclaim or any other right in favor of any other person other than Warburg and Bank as set forth above.

                          (d)     All instructions regarding the Cash
         Collateral Account shall be made exclusively by Warburg, and Bank shall not accept instructions with respect thereto from Company or Prudential.

                          (e) Bank will promptly notify Lenders and Company at the addresses set forth below of the amount of all checks deposited to the Cash Collateral Account which are returned unpaid for any reason after receipt by Bank of a Notice of Blockage.





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Bank of America NT & SA
March 29, 1994
Page 5




                          (f) At the end of each month, Bank will mail its regular statement covering all deposits and withdrawals from the Cash Collateral Account to Lenders and Company at the addresses below.

                          (g)     For purposes of this paragraph 6 and
         paragraph 9, Business Day" shall mean any day (other than Saturdays and Sundays) on which Bank is open for business.

                 Notwithstanding any contrary provision hereof, Bank shall not be required to remit any funds in the Cash Collateral Account to Warburg if such payment would violate any injunction or other legal process.

                 7. Any Notice of Blockage given by Notifying Lender to Bank hereunder shall be sent, delivered or teletransmitted to Bank, with a copy sent contemporaneously to Company and to the other Lender. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following addresses:

                 BANK:            Bank of America NT & SA
                                  Global Escrow Depository Services
                                  One Embarcadero Center, Fifth Floor
                                  San Francisco, California  94111
                                  Attention: Betty Deichler
                                  Telephone Number:  (415) 953-5705
                                  Telecopier Number:  (415) 622-2413

                 COMPANY:         Grubb & Ellis Company
                                  One Montgomery Street
                                  Telesis Tower
                                  San Francisco, California  94104
                                  Attn:  General Counsel (or Attn: Treasurer,
                                         for purposes of sending regular
                                         statements pursuant to paragraph
                                         6(f) above)
                                  Telephone Number: (415) 956-4699
                                  Telecopier Number:  (415) 274-9700


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Bank of America NT & SA
March 29, 1994
Page 6



                 WARBURG:         Warburg, Pincus Investors, L.P.
                                  c/o E.M. Warburg, Pincus & Co., Inc.
                                  466 Lexington Avenue, 10th Floor
                                  New York, New York  10017
                                  Attn:  Reuben S. Leibowitz
                                  Telephone Number:  (212) 878-0653
                                  Telecopier Number:  (212) 878-9200

            PRUDENTIAL:           The Prudential Insurance Company of America
                                  c/o The Prudential Corporate Finance Group
                                  Four Gateway Center
                                  100 Mulberry Street
                                  Newark, New Jersey  07102-4069
                                  Attn:  Senior Managing Director
                                  Telephone Number:  (201) 802-7500
                                  Telecopier Number:  (201) 802-2662

or to such other address as any party may designate by written notice to each other party. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery or courier service, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three
(3) days after deposit in the U.S. mail, first class and postage prepaid; or
(c) if sent by telecopy, upon receipt. Notwithstanding the foregoing, with respect to disbursements or investment of funds in the Cash Collateral Account, Bank may accept oral instructions of Treasurer or such other individual Company designates in writing to Bank prior to the delivery of a Notice of Blockage, or such individual Notifying Lender designates in writing to Bank after the delivery of a Notice of Blockage, so long as Bank receives a written confirmation on the Business Day in which such disbursement or investment is to be made.

                 8. Bank agrees to exercise the same degree of care in the servicing and administration of the Cash Collateral Account as would be customarily exercised in connection with accounts maintained by Bank, provided that Bank will not be liable for any error in judgment or for any action taken or omitted to be taken by Bank, except for Bank's own gross negligence or willful misconduct. Bank's General Provisions for Corporate Escrow Agreements applicable with respect to its escrow services, as revised and attached hereto as Annex B, is incorporated herein and made a part of this Agreement.





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Bank of America NT & SA
March 29, 1994
Page 7



                 9. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California.

                 10.      This Agreement shall terminate upon the earlier of
(i) written notice by Company and Lenders to Bank, (ii) termination of the Warburg Loan Agreement, or (iii) notice by Lenders to Bank and Company after Notifying Lender has delivered a Notice of Blockage pursuant to the terms hereof.

                 11. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 12. This Agreement shall become effective upon execution by all the parties hereto, and may be amended, modified or revoked only upon the written consent of all the parties hereto.





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Bank of America NT & SA
March 29, 1994
Page 8



                 This Cash Collateral Account Agreement, upon execution and delivery by the parties hereto, shall be dated and effective as of the date above written. Please sign and return two counterparts of this Agreement. Thank you for your assistance in this matter.

                           Very truly yours,

                           WARBURG, PINCUS INVESTORS, L.P.

                           By:  Warburg, Pincus & Co., general partner

                               By:   /s/ REUBEN S. LEIBOWITZ
                                   Name: Reuben S. Leibowitz
                                   Partner:


                           THE PRUDENTIAL INSURANCE
                           COMPANY OF AMERICA

                           By:   /s/JOHN P. MULLMAN
                                Name: John P. Mullman
                                Title:  Vice President


                           GRUBB & ELLIS COMPANY

                           By:   /s/ROBERT J. HANLON, JR.
                                Name: Robert J. Hanlon, Jr.
                                Title:  Chief Financial Officer

ACKNOWLEDGED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:
BANK OF AMERICA NT & SA

By:   /s/BETTY ANN DEICHLER
      Name: Betty Ann Deichler
      Title:  Vice President





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                       CASH COLLATERAL ACCOUNT AGREEMENT

                                    Annex A

                          Bank of America Fee Schedule



See attached.





                                     A-1






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                            BANK OF AMERICA NT & SA
                       Global Escrow Depository Services

                                  Fee Schedule
                            Cash Management Account
                             GRUBB & ELLIS COMPANY


ACCEPTANCE FEE (NON REFUNDABLE):
 Includes review of Agreement and establishing                    $28,000
 procedures and controls.                                       (maximum)


INVESTMENT PROCESSING FEES:
 Bank of America Investments:                                   No charge
 Outside Investments processed through Bank of
 America (per transaction):                                           $50
 Outside Investments not processed through
 Bank of America (per transaction):                                  $100


ACTIVITY FEES: (BILLED QUARTERLY)
 Incoming wire, check disbursement, direct deposit:                   $10
 Outgoing wire:                                                    $23.75


OUT-OF-POCKET EXPENSES:                                    Billed at Cost
 Expenses including but not limited to stationery, postage, telephone, insurance, shipping, Telex/Telegram, services of outside counsel and agents.
 (Plus indirect out-of-pocket at 3 % of annual fees.)


Note: Charges for performing other escrow services not specifically covered in this schedule will be determined by an appraisal of the services rendered.





                                                                  March 22, 1994





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                       CASH COLLATERAL ACCOUNT AGREEMENT

                                    Annex B

                       Bank of America General Provisions
                        for Corporate Escrow Agreements



See attached.

                       Global Escrow Depository Services


                             General Provisions for
                          Corporate Escrow Agreements


LIABILITY OF ESCROW SERVICES
In performing any duties under the Escrow Agreement ("Agreement"), Escrow Agent ("Agent") shall not be liable to any Party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Agent. Agency shall not incur any such liability for (I) any act or failure to act made or omitted in good faith or (II) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that Agent shall in good faith believe to be genuine, nor will Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, Agent may consult with the legal counsel in connection with Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

FEES AND EXPENSES
It is understood that the fees and usual charges agreed upon for services of Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if Agent renders any service not provided for this Agreement, or if the Parties request a substantial modification of its terms, or if any controversy arises, or if Agent is made a Party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation and Agent shall have the right to retain all documents and/or other things of value at any time held by Agent in this escrow until such compensation, fees, costs, and expenses are paid. The Parties jointly and severally promise to pay these sums upon demand.

INDEMNIFICATION OF ESCROW AGENT
The Parties and their respective successors and assigns agree jointly and severally to indemnify and hold Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Agent or incurred by Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter. Agent shall have a first lien on the property and papers held under this Agreement for such compensation and expenses.

General Provisions for Corporation Escrow Agreements          Page 2 of 2

INVESTMENT INSTRUCTIONS
Agent will act upon investment instructions the day that such instructions are received, provided the requests are communicated within a sufficient amount of time to all Agents to make the specified investment. Instructions received after an applicable investment cutoff deadline will be treated as being received by Agent on the next business day, and Agent shall not be liable for any loss arising directly or indirectly, in whole or in part, from the inability to invest funds on the day the instructions are received. Agent shall not be liable for any loss incurred by the actions of third parties or by any loss arising by error, failure, or delay in making of an investment which is caused by circumstances beyond Agent's reasonable control.

FUNDS-INVESTED DURING ESCROW
The Parties acknowledge that payment of any interest earned on the funds invested in this escrow will be subject to backup withholding penalties unless either a properly completed Internal Revenue Service form W8 or W9 certification is submitted to Escrow Agent.

RESIGNATION OF ESCROW AGENT
Agent may resign at any time upon giving at least thirty (30) days written notice to the Parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: The Parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the Parties fail to agree upon a successor escrow agent within such time, Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Agent shall be discharged from any further duties and liability under this Agreement.

GOVERNING LAW
This Agreement is to be construed and interpreted according to California law.


Prepared by Bank of America Global Escrow Depository Services.